Exhibit 99.1

October 14, 2010

FOR IMMEDIATE RELEASE

Enertopia Partially-Owned Partner Files Additional Patent Applications

VANCOUVER, BC (October 14, 2010) (CNSX:TOP) (OTCBB:ENRT)— Enertopia Corporation (the “Company” or “We”) is pleased to announce that its partially-owned clean energy partner Global Solar Water Power Systems, has filed additional patent applications in order to safeguard certain intellectual property.

Global Solar Water Power Systems (GSWPS) has filed a patent application for its high efficiency, high output, long life, tracking Solar Direct Ultra Filtration System suitable for use with rivers, wells, and other bodies of water. Systems have been designed for deployment in areas such as Iraq, Pakistan, Afghanistan, Haiti, India and US Native American Projects for late 2010 and throughout 2011.

This system uses the New Superflo Series™ Helical Rotor AC/DC high efficiency, high pressure RO and high pressure pump and Superflo™ pump controller (GSWPS and Sun Pumps patent pending). This new and unique series of pumps saves 30 – 40% over standard high pressure pumps and its design cools the pump and controller while raising efficiency through certain design enhancements.

This very important advancement reduces systems cost by reducing the solar PV electrical power required for the system. This system also utilizes the Staw™ pre-filtration device which is a unique proprietary device (GSWPS patent pending) that offers benefits such as extended pump life by up to 50% and increased overall system efficiency by up to 35%. The system also utilizes a unique pump bypass system (GSWPS patent pending), as well as a GSWPS-designed ground protection and enhancement system (GSWPS patent pending), for lightning and surge protection.

The GSWPS UF system is a rugged commercial unit made to last 20 years with proper maintenance to qualify for long term Renewable Energy Credits, and Carbon Credits.

Clean water is one of the greatest challenges that faces our planet in this century. GSWPS and Enertopia Corporation have joint ventured in this project to develop and deploy high-value solar powered water purification systems.

Media Contact:
   Pat Beechinor, Media Relations, Enertopia Corporation
   403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; provides no assurance that any particular project will have any material effect on the Company. No assurance is given that any patent application, or any intellectual property development of any kind, whether applied for by the Company or by GSWPS or by any Company in any way related to or associated with the Company, will ever be granted or otherwise successfully protect any intellectual property that may or may not properly reside with the Company or with GSWPS or any related company. No assurance is given that the Company will successfully be able to execute its business plan even if one or more financings are successful or if one or more additional projects are completed.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.